UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2012

METABOLIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33133	04-3158289
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

21 Erie Street, Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 583-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 6, 2012, Metabolix, Inc. (the “Company”) entered into a letter agreement (the “Schuler Agreement”) with Jack W. Schuler, Renate Schuler and the Schuler Family Foundation, a tax-exempt private operating foundation of which Jack W. Schuler and Renate Schuler serve as two of the three directors (collectively, the “Schuler Stockholders”).  The Schuler Stockholders may be deemed to have aggregate beneficial ownership of up to 5,091,295 shares (the “Schuler Shares”), or approximately 14.9%, of the Company’s outstanding common stock, par value $0.01 per share (the “Common Stock”).

As described in more detail below, pursuant to the Schuler Agreement the Schuler Stockholders have made certain representations and covenants regarding ownership, voting support arrangements, standstill arrangements and rights of first refusal.  In exchange for these representations and covenants, the Company agreed to amend the Shareholder Rights Agreement, dated as of July 7, 2009, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”), to allow the Schuler Stockholders, under certain circumstances, to increase their beneficial ownership up to 19.99% of the outstanding Common Stock without becoming Acquiring Persons (as defined in the Rights Agreement) (the “Exemption”), all as set forth in more detail under Item 3.03 below.

Limited Exemption

The Schuler Agreement provides that if (i) the Schuler Stockholders’ beneficial ownership of Common Stock at any time equals or exceeds 15% of the then outstanding shares of Common Stock and (ii) either (a) they hold the shares with the purpose or effect of changing or influencing the control of the Company or in connection with a transaction having that purpose or effect (“Control Intent”) or (b) with certain limited exceptions, they are otherwise required to report their ownership on a Schedule 13D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then the Exemption will immediately terminate and they will immediately become Acquiring Persons under the Rights Agreement.  Additionally, if the Schuler Stockholders’ beneficial ownership of Common Stock at any time equals or exceeds 15% of the then outstanding shares of Common Stock and then subsequently decreases below 15%, the Exemption will immediately terminate.  If the Schuler Stockholders’ beneficial ownership of Common Stock at any time equals or exceeds 20% of the then outstanding shares of Common Stock, the Exemption will immediately terminate and the Schuler Stockholders will immediately become Acquiring Persons under the Rights Agreement.

Support Arrangements

The Schuler Agreement provides that during the period commencing on the date the Schuler Stockholders’ aggregate beneficial ownership first equals or exceeds 15% of the then outstanding shares of Common Stock and ending upon the termination of the Exemption (other than a termination resulting from a Schuler Stockholder becoming an Acquiring Person) (the “Support Period”), the Schuler Stockholders shall cause the shares of Common Stock beneficially owned by them and/or their respective affiliates or associates: (i) to be present for quorum purposes for any annual or special meeting of stockholders of the Company and (ii) to be voted in accordance with the recommendation of the board of directors of the Company at any such meeting or in connection with any written consent of the Company’s stockholders.  In order to facilitate the foregoing, the Schuler Stockholders agreed to deliver executed proxies to the Company at least seven days prior to the date of any such stockholder meeting.

Standstill Arrangements

The Schuler Agreement provides that during the Support Period, none of the Schuler Stockholders nor any of their affiliates or associates will, directly or indirectly: (i) make or in any way participate in any solicitation of proxies or consents to vote or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company, (ii) make any public announcement with respect to, or submit a proposal for, or offer of (a) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, or similar transactions involving the Company or (b) any recapitalization, restructuring, liquidation or other extraordinary transaction involving the Company or any of its securities or assets, (iii) act or seek to control or influence the Company’s management, board of directors or policies, (iv) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the foregoing, (v) form, join or in any way participate, directly or indirectly, in a “group” as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing, or (vi) request the Company or any of its representatives to amend or waive any of the foregoing.

Right of First Refusal

The Schuler Agreement provides that during the Support Period, subject to certain exceptions, in the event that any Schuler Stockholders propose to sell shares of Common Stock to a prospective purchaser who, upon such purchase, would own more than 5% of the then outstanding shares of Common Stock, the Schuler Stockholders must first provide thirty (30) days written notice to the Company, and the Company will have the right to purchase all such shares on the same terms provided for in the written notice.

The foregoing description of the Schuler Agreement does not purport to be complete and is qualified in its entirety by reference to the Schuler Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

Item 1.01 above is incorporated herein by reference.

On February 6, 2012, contemporaneously with the execution of the Schuler Agreement, the Company entered into an Amendment No. 1 to Shareholder Rights Agreement with American Stock Transfer & Trust Company LLC, as rights agent, to amend the terms of the Rights Agreement (the “Amendment”).  The Amendment provides that, generally, so long as the Schuler Stockholders and their respective affiliates and associates do not at any time have Control Intent, they may acquire additional shares of Common Stock without becoming Acquiring Persons under the Rights Agreement, provided that their collective beneficial ownership does not at any time equal or exceed 20% of the then outstanding shares of Common Stock.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                Exhibits

4.1	Amendment No. 1 to Shareholder Rights Agreement, dated as of February 6, 2012, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

10.1	Letter Agreement, dated as of February 6, 2012, by and among the Company, Jack W. Schuler, Renate Schuler and the Schuler Family Foundation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date:	February 10, 2012	By:	/s/ Joseph D. Hill
Name: Joseph D. Hill
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1 to Shareholder Rights Agreement, dated as of February 6, 2012, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

10.1	Letter Agreement, dated as of February 6, 2012, by and among the Company, Jack W. Schuler, Renate Schuler and the Schuler Family Foundation